Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Carolina Investment Partners, Limited Partnership (the “Registrant”) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Donald F. Walston, General Partner of Walsmith Associates Two, general partner of the Registrant of the Limited Partnership, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Donald F. Walston

Donald F. Walston
General Partner of Walsmith Associates Two, general partner of the Registrant
November 13, 2003

A signed original of this written statement required by Section 906 has been provided to Carolina Investment Partners, Limited Partnership and will be retained by Carolina Investment Partners, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

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